Exhibit J

Consent of Independent Auditors

Deloitte & Touche LLP

CONSENT OF INDEPENDENT AUDITORS

Cappiello-Rushmore Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement Nos. 33-46283 and 811-6601 of our report dated August 8, 2000 appearing in the Annual Report of the Cappiello-Rushmore Trust for the year ended June 30, 2000, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which is also a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Washington, D.C.
October 26, 2000